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                                  EXHIBIT 10.19

                                      LEASE


         THIS LEASE (the "Lease") is made and entered into this 1st day of December, 1999, by and between AmerUs Properties, Inc., (hereinafter called "Landlord"), and AmerUs Life Insurance Company (hereinafter called "Tenant"). For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Building or Buildings and the Premises as defined below, for the term and at the rental amount, and subject to and upon all of the terms, covenants, and agreements hereinafter set forth. This Lease supercedes and replaces all previous leases between the parties for the property leased hereunder.

1.0      DEFINITIONS

         1.1 Building and Buildings. The word "Building" as used in this Lease shall mean the 4-story building located at 611 - 5th Avenue, Des Moines, Iowa 50309.

         1.2      Personal Property. Intentionally Deleted.

         1.3 Premises. The word "Premises" as used in this Lease shall mean the fee or leasehold interest in the underlying ground and driveways and parking areas outside of the Building of real property defined on Exhibit "A" attached hereto.

         1.4 Leased Property. The words "Leased Property" as used in this Lease shall mean, collectively, the Building and the Premises.

         1.5 Equipment. The word "Equipment" as used in this Lease shall mean, collectively, the furniture, fixtures and equipment owned by Tenant and located in any Building or on any Premises

         1.6 Operations. The Equipment, inventory, contract rights, leasehold improvements, and other items of personal property, whether tangible or intangible, used by the Tenant in the operation of such insurance company.

         1.7 Taxes. The real property taxes and personal property taxes applicable to any Leased Property and Tenant's Operations pursuant to Sections 4.2 and 4.3.

2.0      TERM

         2.1 The Term of this Lease shall be for a period of five (5) years and one (1) month, commencing on the 1st day of December, 1999 (the "Rent Commencement Day") and ending on the 31st day of December, 2004. A "Lease Year" shall commence on the Rent Commencement Day and end 12 months thereafter.



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         2.2      Options to Renew Lease. Tenant shall have the option upon nine
                  (9) months' prior written notice in each instance to renew the Lease for two (2) additional terms of five (5) years each on the same terms and conditions as herein set forth except that the base rent for the first option shall be $570,000.00 and the base rent for the second option shall be at "market price". Should the parties be unable to agree on the "market price", the Landlord shall select an appraiser, the Tenant shall select a second appraiser and the two appraisers shall appoint a third appraiser to determine "market price".

3.0      RENT.

         Tenant shall pay to Landlord as rent for the Lease Property the sum of $520,000.00 per annum payable $43,333.33 per month in advance, without deduction, offset, abatement for casualty, condemnation or other reason, prior notice or demand, in lawful monies of the United States of America.

4.0      TAXES.

         4.1 Payment of Taxes. Tenant shall pay, as additional rent hereunder, all real property taxes applicable to the Leased Property during the term of the Lease and shall assume all obligations for real property taxes accrued or existing for calendar year 1999 prior to the Rent Commencement Date. Payment of taxes shall be made to Landlord on or before ten
                  (10) days prior to the due date of such taxes, and Landlord shall promptly remit the payment to the appropriate taxing authorities. Landlord shall be responsible for any interest or penalties associated with taxes paid subsequent to the due date therefore only in the event Landlord receives payment from Tenant on or before ten (10) days prior to such due date. In the event such real property taxes required to be paid by Tenant cover any period of time after expiration of the term of this Lease, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the fiscal tax year during which this Lease is in effect. Landlord shall forward copies of all tax bills within fifteen (15) days after Landlord's receipt thereof.

         4.2 Definition of "Real Property Taxes". As used herein, the term "real property tax" shall include any form of assessment, license fee, rent tax, sales tax on rental receipts, levy, or tax imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement district thereof, as against any legal or equitable interest of Landlord in any Leased Property or in the real property of which any Premises is a part, as against Landlord's right to rent or other income therefrom.

         4.3 Personal Property Tax. Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, fixtures, furnishings and Equipment.

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         4.4      If Tenant should fail to pay any taxes, assessments or
                  governmental charges required to be paid by it hereunder, in addition to any other remedies provided herein, Landlord may, in its sole discretion, pay such taxes, assessments and governmental charges. Any sums so paid by Landlord shall be deemed to be additional rental owing by Tenant to Landlord and due and payable upon demand as additional rent with interest at the rate of twelve percent (12.00%) from the date of the payment by Landlord.

         4.5 If at any time during the term of the Lease the present method of taxation shall be changed so that, in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on real estate and the improvements thereon there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received from Tenant and/or any assessment, levy or charge measured by or based in whole or in part, upon such rents, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included with the term taxes for the purposes hereof and shall be paid by Tenant.

         4.6 Tenant may contest by appropriate proceedings, the amount, validity or application of any taxes by appropriate proceedings diligently conducted in good faith provided that
                  (a) such proceedings shall suspend the collection thereof, (b) no part of the Leased Property or of any rent would be subject to loss, sale or forfeiture before determination of any contest, (c) Landlord would not be subject to any criminal liability for failure to pay, (d) such proceedings shall not affect the payment of rent hereunder or prevent Tenant from using any Leased Property for its intended purposes, and (e) Tenant shall notify Landlord of any such proceedings at which the amount of contest exceeds $10,000.00 within 20 days after the commencement thereof, and shall describe such proceedings in reasonable detail. Tenant will conduct all such contests in good faith and with due diligence and will, promptly after the determination of such contest, pay and discharge all amounts which shall be determined to be payable therein. In the event Tenant elects to dispute and contest any taxes, it shall provide Landlord with a surety bond in the amount of taxes in dispute.

         4.7 Landlord covenants and agrees that if there shall be any refunds or rebates of the Taxes paid by Tenant, such refunds or rebates shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Tenant will, upon the request of the Landlord, sign any receipts which may be necessary to secure the payment of any such refunds or rebates.

5.0      USE.

         5.1 Use. The Leased Property shall be used and occupied by Tenant only as general office use. Tenant shall not change the use of any Leased Property as set forth above without Landlord's prior written consent, which consent shall not be


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                  unreasonably withheld. Tenant will not do or permit any act or thing that is contrary to any legal requirement or insurance requirement, or that impairs the value of any Leased Property or any part thereof or that materially increases the dangers, or poses unreasonable risk of harm, to third parties (in, on or off any Leased Property) arising from activities thereon, or that constitutes a public or private nuisance or waste to any Leased Property or any part thereof. Tenant shall not conduct any activity on any Premises or use any Leased
                  Property in any manner (i) which would cause any Leased Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring any Leased Property within the ambit of, the Resource Conservation and Recovery Act of 1976 as amended, 42 U.S.C.ss.6901 et seq., or any similar state law or local ordinance; (ii) so as to cause a release or threat of release of hazardous waste from any Leased Property within the meaning of, or otherwise bring any Leased Property within the ambit of, the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended, the Toxic Substance Control Act 15 U.S.C.ss. 2601, et seq. and the Federal Hazardous Materials Transportation Act 49 U.S.C.ss.1801 et seq., or any similar state law or local ordinance or any other environmental law; or (iii) so as to cause a discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control
                  Act, 33 U.S.C.ss.1251, et seq., or the Clean Air Act, 42 U.S.C.ss.1857, et seq., or any similar state or local ordinance.

         5.2 Compliance with the Law. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term hereof, regarding the use by Tenant of any Leased Property. Tenant shall not use or permit the use of any Leased Property in any manner that will tend to create waste or a nuisance, or, otherwise expose Landlord or any Leased Property to any liability.

         5.3 Condition of Leased Property. Tenant hereby accepts all of the Leased Property in their condition as of the date of the possession hereunder, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of any Leased Property, and accepts this Lease subject thereto and to all matters disclosed thereby, and by any exhibits attached hereto. Tenant acknowledges that neither the Landlord nor Landlord's agent has made any representation or warranty as to the suitability of any Leased Property for the conduct of the Tenant's business.

         5.4 Tenant's Covenants and Indemnity. Tenant shall not dispose of or otherwise allow the release of any hazardous waste or materials in, on, or under the Premises, or any adjacent property or in any improvements placed on the Premises. Tenant represents and warrants to Landlord that Tenant's intended use of any Leased Property does not involve the use, production, disposal or bringing onto any Premises of any hazardous waste or materials. Tenant shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees


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                  or judgements of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or clean up of hazardous waste or materials, in, on, or under any Leased Property or any adjacent property, or incorporated in any improvements, at Tenant's expense.

                  Whether or not Tenant has actual knowledge of the release of hazardous waste or materials in, on, or under any Leased Property or any adjacent property as the result of Tenant's use of any Leased Property, Tenant shall reimburse Landlord for the full amount of all costs and expenses incurred by Landlord in connection with such compliance activities, and such obligation shall continue even after the termination of this Lease. Tenant shall notify Landlord immediately of any release of any hazardous waste or materials in, on or under any Leased Property.

                  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, damages, demands, losses, liens, liabilities, obligations, fines, penalties, charges, judgements, clean up costs, remedial actions and other proceedings and costs and expenses (including, without limitation, attorneys' fees and disbursements) which may be imposed on, incurred or paid by, or asserted against Landlord or any Leased Property by reason of, or in connection with (i) any misrepresentation or breach of warranty, or (ii) the acts or omissions of Tenant, or any sublessee or other person for whom Tenant would otherwise be liable, resulting in the release of any hazardous waste or materials, or (iii) arising directly or indirectly from or out of or in any way connected to Tenant's use, storage, ownership, possession, or control of hazardous substances in, on or under any Leased Property which directly or indirectly result in the Leased Property or any other property becoming contaminated with hazardous substances. Tenant hereby agrees upon notification to clean up from any Leased Property or any other property any contamination caused by its activity, including, without limitation, use, storage, ownership, possession or control of hazardous substances in, on or under any Leased Property, including, without limitations, any remedial action required by applicable governmental authorities. Tenant further acknowledges that it will be solely responsible for all costs and expenses relating to the clean up of hazardous substances from any Leased Property or any other properties which become contaminated with hazardous substances as a result of Tenant's activities in, on or under any Leased Property.

                  The terms "hazardous substances" and "hazardous waste or materials" shall mean: Any substance or material defined or designated as a hazardous or toxic waste, hazardous or toxic material, a dangerous, hazardous, toxic, or radioactive substance, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance presently in effect or that may be promulgated in the future, as such statutes, regulations, and ordinances may be amended from time to time including, but not limited to, the statutes listed below:

                  Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss. 6901 et seq.


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                  Comprehensive Environmental Response, Compensation, and
                  Liability Act of 1980 as amended, 49 U.S.C. ss. 1801 et. seq.

                  Clean Air Act, 42 U.S.C. ss. 1857

                  Water Pollution Control Act, Federal Clean Water Act, 33 U.S.C.ss.1251, et seq.

                  Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act, 7 U.S.C., Paragraph 13, et seq.

                  Toxic Substances Control Act, 15 U.S.C. ss.2601, et seq.

                  Safe Drinking Water Act, 42 U.S.C. ss.300(f), et seq.

         5.5      Air Quality. Tenant shall pay the cost of a contract with Mary
                  A. Finn Associates, Ltd. or another qualified professional providing for the performance of a five (5) year quarterly air monitoring program which cost is estimated at $37,000.00 over the five (5) year term and a five (5) year annual employee notification/training program which cost is estimated at $2,500.00 over the five (5) year period and shall pay the cost of the installation of OSHA required signs and labels at the leased property.

         5.6      Insurance Cancellation. Notwithstanding the provisions of
                  Section 5.1 above, no use shall be made or permitted to be made of any Leased Property nor acts done which will cause the cancellation of any insurance policy covering any Leased Property or any other property of which any Premises may be a part.

         5.7 After notice to Tenant and reasonable opportunity for Tenant to effect such compliance, Landlord may, but is not obligated to, enter upon any Leased Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in any Leased Property; provided, however, that Landlord shall not be obligated to give Tenant notice and an opportunity to effect such compliance if (i) such delay might result in material adverse harm to Landlord or any Leased Property, (ii) Tenant has already had actual knowledge of the situation and a reasonable opportunity to effect such compliance, or (iii) an emergency exists.

6.0      UTILITIES.

         Tenant shall pay prior to delinquency for all water, gas, heat, light, power, telephone, sewage and city assessments, air conditioning, ventilation, janitorial, landscaping, fire protection monitoring service, solid waste removal, snow removal, elevator maintenance, security, pest control, window washing, and all other materials and utilities supplied to any Leased Property. Landlord has no responsibility to maintain or pay for any utilities on any Leased Property.


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7.0      MAINTENANCE AND REPAIRS: ALTERATIONS AND ADDITIONS.

         7.1 Management. Tenant acknowledges that Landlord or its successor may enter into a property management contract with a third party or entity related to Landlord for the management of the subject property. The consideration for said services shall not exceed $50,000.00 annually. Tenant shall be responsible to Landlord for such cost. Tenant shall also reimburse Landlord for actual cost of on-site maintenance personnel who are not employees of Tenant.

         7.2 Maintenance and Repairs. Tenant shall at its sole cost and expense keep and maintain all Leased Property, including sidewalks, landscaping and driveways located on the Premises, in good working order and condition and repair, and shall suffer no waste with respect thereto. Tenant shall at its sole cost and expense make all needed repairs to and replacements of the Leased Property, interior and exterior, structural and nonstructural, ordinary and extraordinary, including but not limited to any roof, air conditioning and heating systems, replacements or cracked or broken glass, repair of parking areas and driveways, and shall keep the plumbing units, pipes and connections free from obstruction and protected against ice and freezing. Landlord has no responsibility to maintain or pay for any part of the maintenance or replacement of the Leased Property.

         7.3 Surrender. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Leased Property to Landlord in good condition, broom clean, ordinary wear and tear excepted. Tenant shall repair any damage to the Leased Property caused by the removal of Tenant's Equipment pursuant to Section 7.4 below, which repairs shall include the patching and filling of holes thereof, the repair of structural damage of any kind or type, the repair or replacement (but only to the extent required) of all damaged mechanical equipment and all heating, air conditioning, and ventilating equipment.

         7.4 Landlord's Rights. If Tenant fails to perform Tenant's obligations under any of the provisions of this Section 7, Landlord shall give Tenant written notice to do such acts as are reasonably required to maintain any Leased Property in good order and condition. If, within thirty (30) days of such notice, Tenant fails to commence to do the work and diligently prosecute it to completion, then Landlord shall have the right, (but not the obligation) at Tenant's expense to take such action or expend such funds necessary (i) to prevent immediate physical deterioration to the Premises or (ii) to comply with any actions by governmental bodies or neighboring landowners. Any amount so expended by Landlord shall be paid by Tenant within ten (10) days after billing for same, with interest at twelve percent (12.00%) per annum from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of any Leased Property by Tenant as a result of performing any such work.


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7.5      Alterations and Additions.

         (a) Tenant shall not make any alterations to any structural component of any Building (including, but not limited to exterior walls, foundations and roof), or utility installations on or about any Premises without the express written consent of the Landlord; provided, however, that the Landlord will not unreasonably delay or withhold consent. As used in this section, the term "utility installations" shall include ducting, power plants, space heaters, conduit, and wiring.

         (b) Landlord shall have the right to approve any contractors or sub-contractors for work on any Leased Property which is reasonably expected to exceed $50,000.00, which approval shall not be unreasonably withheld.

         (c) All alterations, changes, additions, improvements, and utility installations (whether or not such utility installations constitute fixtures of Tenant) which may be made to any Leased Property, shall at the expiration or earlier termination of this Lease, become the property of the Landlord and remain upon and be surrendered with the Leased Property. The Equipment, inventory and any other personal property, to the extent owned by the Tenant, other than that which is affixed to any Building or Premises so that it cannot be removed without material damage to such Building or Premises, shall remain the property of the Tenant, and may be removed by the Tenant subject to the provisions in Section 7.2, at any time during the term of this Lease when Tenant is not in default of any of the provisions of this Lease.

         (d) Landlord shall be deemed to have given its consent to a request pursuant to this Section 7.4 if it fails to respond to Tenant's written request within fifteen (15) days after receipt thereof and if the request states on its face that failure to respond in a fifteen (15) day period will be deemed to be a consent.

8.0      ENTRY BY LANDLORD.

         Landlord and Landlord's agents, shall have the right on reasonable prior notice to enter any Building or Premises to inspect the same or to maintain or repair the Leased Property or any portion thereof (subject to Section 7.3 hereof), or to show any Leased Property to prospective purchasers or lenders, or during the last nine (9) months of the term of the Lease to any prospective Tenant. Landlord shall have the right to use any and all means which Landlord may deem proper to open the door to any Building in an emergency of any type.


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9.0      LIENS.

         Tenant shall keep all Leased Property free from any and all liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify and hold harmless and defend the Landlord from an and all liens and/or encumbrances arising out of any work performed or material furnished by or at the direction to the Tenant. In the event that any such lien is imposed, Tenant shall have thirty (30) days from the date of imposition to cause the lien to be released or record or bonded around. Failure to do so by Tenant shall allow Landlord, in addition to all other remedies provided herein by law, the right, but by no means the obligation, to cause the lien to be released by such means as it shall deem proper, including payment of the claim giving rise to the lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorney's fees and costs, shall be payable to Landlord by Tenant on demand with interest at twelve percent (12.00%) per annum. Landlord shall have the right at all times to post and keep posted on any Leased Property any notices permitted or required by law, or which the Landlord shall deem proper, for the protection of the Landlord and any Leased Property, and/or any other party having an interest therein, from mechanic's and materialman's liens. The Tenant shall give to Landlord at least ten (10) days written notice of the expected date of commencement of any work relating to alterations and/or additions to the Leased Property where approval is required.

10.0     INDEMNITY.

         10.1 Indemnity. Tenant shall defend, indemnify, and hold harmless Landlord from and against any and all claims arising from Tenant's use of any Leased Property or the conduct of its business or from any activity, work, or thing done, permitted, or suffered by Tenant in or about any Leased Property and shall further defend, indemnify, and hold harmless Landlord from and against any and all claims arising from any breach, or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, or employees, and from and against any and all costs, attorneys fees, expenses, and liabilities incurred in connection with such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim whatsoever, Tenant, upon notice from Landlord, shall defend same at Tenant's expense by counsel reasonably satisfactory to Landlord. However, Tenant shall not be liable for any damage or injury occasioned by the negligence or intentional acts of Landlord or its designated agents, or employees.

         10.2 Exemption of Landlord from Liability. Except for intentional acts or gross negligence of the Landlord, its agents and employees, Landlord shall not be held liable for injury or damage which may be sustained by the person, goods, wares, merchandise, or property of the Tenant, or by any agent or other person claiming by or under Tenant which might be caused by or resulting from fire, steam, electricity, gas, water, or rain, which may leak or flow from or into any part of


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                  any Leased Property or from breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, heating, air conditioning, ventilating, or lighting fixtures of the same, whether the said damage or injury results from conditions arising in, on or under any Building or Premises or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant (if any) of any Building or Premises. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims by any person which may arise from the matters mentioned in this Section 10.2 except for intentional acts or negligence of the Landlord, its agents and employees.

11.0     INSURANCE.

         11.1 Liability Insurance. Tenant shall, at Tenant's expense, procure and maintain at all times during the term of this Lease, a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy, or maintenance of any Leased Property. Such insurance shall at all times be in an amount of not less than $2,000,000.00. The limits of such insurance shall not limit the liability of the Tenant. All insurance required under this Section 11 shall be with companies rated A or better in Best's Insurance Guide. Tenant shall deliver to Landlord certificates of insurance evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord, provided that in the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to), procure same at Tenant's expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverages which the Landlord may carry. Tenant shall, within twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders or Landlord may order such insurance and charge the cost to the Tenant, which amounts shall be payable by Tenant on demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies which the Tenant may have in force, provided such blanket policies expressly afford coverage of any Leased Property and to Landlord as is required by this Lease.

         11.2 Property Insurance. Landlord shall, at Tenant's expense, procure and maintain at all times during the term of this Lease, the policy or policies of insurance covering loss or damage to any Leased Property in the amount of the full replacement value thereof, and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage (if applicable), flood (to the extent that the Property is in a flood plain), and special extended peril (all risk). All such policies shall be written as primary policies, not contributing with and not in excess of coverages which the Landlord may carry. Landlord shall order such insurance and charge the cost to the Tenant, which amounts shall be payable by Tenant on demand. If


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                  Tenant determines that the premium cost is too high, Tenant may deliver quotes from three other insurer of similar or better Best rating for similar coverage and provided the quotes show more than a 10% reduction in premium rate, Landlord will select one of the three insurers to provide the insurance for the Leased Premises. Such insurance shall provide for payment of losses thereunder to Landlord or the holder of a first mortgage or deed of trust on any of the Leased Property. Any loss proceeds shall be made available for the purposes of replacing or rebuilding the pertinent Leased Property if required under Section 12 and in which event, such funds shall be segregated from the general funds of Landlord.

         11.3 Waiver of Subrogation. Landlord and Tenant shall waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control caused by fire or any of the extended coverage risks described above to the extent that such loss or damage is insured. Landlord and/or Tenant shall give notice to the insurance carrier or carriers involved that the foregoing mutual Waiver of Subrogation option is contained in this Lease. The waivers provided for in this Section 11.3 shall be applicable and effective only in the event such waivers are obtainable from the insurance carriers concerned.

12.0     DAMAGE TO PREMISES.

         12.1 Partial or Total Damage -Insurance Available. In the event of damage causing a partial or total destruction of the Building during the term of this Lease and there is made available to the Landlord, pursuant to Section 11.0 above, insurance proceeds for such damage, Landlord shall utilize all such insurance proceeds and cause the Building to be promptly repaired to the condition existing immediately prior to such damage, with this Lease to continue in full force and effect. Tenant shall deposit with Landlord or make available to Landlord only that amount equal to the deductible provided under said insurance contract within ten (10) days after notice to Tenant by Landlord. Provided, however, if Landlord has not begun reconstruction or repairs within thirty (30) days after the later of (i) receipt of available insurance proceeds or (ii) receipt of the deductible payment, or it is not reasonably anticipated that such repair or reconstruction can be completed within a 180-day period after commencement or reconstruction, Tenant may terminate this Lease by written notice to Landlord along with the insurance deductible.

                  If after commencement of construction the Building is not completed and ready for occupancy within 180 days after the commencement of construction, subject to Force Majeure causes, Tenant may terminate this Lease by written notice to the Landlord. For purposes hereof, a Force Majeure cause shall be an act of God, weather, earthquake, strike, insurrection, war or other event outside the control of Landlord, during which period the 180-day period referenced above shall be abated.

         12.2 Repair Not Permitted. In the event that the Building may not be repaired herein under applicable laws and regulations notwithstanding the availability of insurance proceeds, this Lease shall be terminated as to such Leased Property effective with the date of the damage occurrence, and Landlord shall be entitled to retain the insurance proceeds pertaining to the Leased Property and receive from Tenant the amount of the insurance deductible.

         12.3 Damage to Building or Personal Property During Last Two Years of Term. In the event of any total or partial destruction to the Building occurring during the last two (2) year period of the term of this Lease (or any extension thereof), and notwithstanding the provisions of Sections 12.1 above, Landlord or Tenant shall have the right for the longer of (i) a period of sixty (60) days following the event giving rise to the casualty or damage, or (ii) the period of fifteen (15) days following the receipt of insurance proceeds to terminate this Lease as to such Leased Property. In the event of such termination, Landlord shall be entitled to retain the insurance proceeds and receive from Tenant the amount of the insurance deductible. This Section shall not apply to a casualty during any period in which the remaining Lease Term (including any properly exercised renewal options) is greater than two (2) years.

13.0     CONDEMNATION.

         If all, or a substantial portion of any Leased Property shall be taken or appropriated for public or quasi-public use by the right of eminent domain, (with or without litigation), or transferred by agreement in connection with such public or quasi-public use, either Landlord or Tenant shall have the right at is option (exercisable within thirty
         (30) days of the receipt of notice of such taking) to terminate this Lease as to such Leased Property as of the date possession is taken by the condemning authority. A substantial portion of the Leased Property shall be deemed to be taken or appropriated if more than twenty percent (20.0%) of the Building is subject to such taking. If all or a substantial portion of the parking shall be taken, Landlord shall immediately procure equivalent substitute parking acceptable to Tenant, which acceptance shall not be unreasonably withheld. Absent acceptance, Tenant shall have the right to terminate this Lease. No award for any partial or entire taking shall be apportioned, and except as provided in the next sentence, Tenant hereby assigns to Landlord any award which may be made in such taking appropriation, or condemnation, together with any and all rights of Tenant now or hereafter arising in such award. Landlord has no interest, however, in any award made to Tenant for the taking of Equipment belonging to Tenant; or for the interruption of or damage to Tenant's business, or to Tenant's unamortized cost of leasehold improvements. Any award to the Landlord by reason of such partial taking shall be made available for reconstruction, should the Tenant so elect, and shall be segregated from the Landlord's general funds. No temporary taking of any Leased Property and/or of the Tenant's rights therein, or under this Lease, shall terminate this Lease as to such Leased Property or give Tenant any right to any abatement of rent. Provided, however, if it is reasonably anticipated that such temporary taking will extend for any greater than 180 days, or if such temporary taking actually extends beyond such 180 period, subject to Force Majeure causes, Tenant may, by written notice to Landlord, terminate this Lease. Any award made for such temporary taking shall belong entirely to Tenant unless Tenant terminates this Lease, in which event the award shall belong entirely to Landlord.

14.0     ASSIGNMENT AND SUBLETTING.

         14.1 Landlord's Consent Required. Tenant shall not assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein, nor permit such assignment by operation of law, and shall not sublet any Leased Property or any part thereof, without the prior express written consent of the Landlord, which consent shall not be unreasonably withheld. Any attempt to do so without such consent being in hand, shall be wholly void and shall constitute a breach of this Lease.

         14.2 No Release of Tenant. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligations to be performed by Tenant under this Lease, whether occurring before or after such assignment or subletting. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or subletting. The acceptance of any rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease, or to be deemed a consent to any assignment, subletting, or other transfer.

         14.3 By Landlord. This Lease shall be fully assignable by Landlord or its assigns.

         14.4 Permitted Assignments. Notwithstanding anything to the contrary in this Lease, Tenant may assign the Lease without Landlord's consent to:

                  (a)      a parent or subsidiary corporation of Tenant, or

                  (b) the surviving entity in the event of the merger, consolidation or acquisition of Tenant, or

                  (c) an entity which purchases all or substantially all of Tenant's assets, or

                  (d) to any person or entity which purchases all or substantially all of the stock of Tenants provided that in (a) through (d) above, the proposed assignee meets each of the following criteria:

                           (i) The proposed assignee has a net worth (at the time of assignment) of at least $150,000,000.00.

                           (ii) The proposed assignee's use of the Premises conforms to the permitted use under this Lease.

                           (iii) Landlord (or any of its affiliates) has not had problems (including, but not limited to, material defaults, late payments, bankruptcies, court cases, maintenance concerns, or other property management problems) with the proposed assignee.

15.0     SUBORDINATION

         15.1 Subordination. At Landlord's option, this Lease shall be subject and subordinate to all ground or underlying leases hereinafter executed affecting any Leased Property, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof, of which the Premises are a part, without the necessity of the execution and delivery of any further instruments, on the part of the Tenant, to effectuate such subordination. If any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, on the date of the recording thereof.

         15.2 Subordination Agreements. Tenant covenants and agrees to execute and deliver upon demand, without charge, such further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

         15.3 Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under this Lease, performing its covenants and conditions of the Lease and upon recognizing any subsequent lessor under a ground or underlying lease or any purchaser as Landlord, Tenant shall and may peaceably and quietly have, hold, and enjoy the Leased Property for the term of the Lease as against any adverse claim of Landlord or any party claiming under Landlord subject, however, to the terms of the Lease.

         15.4 Attornment. In the event any proceedings are brought for default under any ground or underlying lease, or in the event of foreclosure or the exercise of a power of sale under any mortgage or deed or trust made by Landlord covering any Leased Property, the Tenant shall attorn to the lessor under the ground or underlying lease or the purchaser upon any such foreclosure, or sale, and recognize such lessor or purchaser as the Landlord under this Lease, provided said lessor or purchaser expressly agrees in writing to be bound by the terms of this Lease.

         15.5 Non-Disturbance. Tenant's agreement to subordinate or attorn pursuant to Section 15.1 and 15.4 is expressly contingent upon Tenant receiving a commercially reasonable and acceptable non-disturbance agreement at no cost to Tenant.

16.0     DEFAULT, REMEDIES

         16.1 Event of Default. The occurrence of any of the following shall constitute a material default and breach of this lease by
                  Tenant:

                  (a) Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder (where such failure continues for five (5) days after written notice by Landlord to Tenant);

                  (b) The abandonment or vacation of any Leased Property by the Tenant;

                  (c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty
                           (30) days after written notice thereof by the Landlord to the Tenant. However, if the nature of the default is such that the default cannot be reasonably cured within the thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period of time commence such cure and thereafter diligently prosecute the same to completion;

                  (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or of a petition for reorganization or arrangement under any law relating to bankruptcy; the appointment of a trustee or receiver to take possession of substantially all of the Tenant's assets located at any Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at any Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty
                           (30) days; and

         16.2 Remedies. Upon the occurrence of any Event of Default described in Paragraph 16.1 and at any time thereafter so long as the same shall be continuing, Landlord may, at its option, by notice to Tenant do one or more of the following, as Landlord in its sole discretion shall determine:

                  (a) Landlord may, by notice to Tenant, terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of any or all of the Property by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant, (B) notwithstanding any reletting, reentry or taking of possession, Landlord may at any time thereafter elect to terminate this Lease with respect to any or all of the Leased Property, and (C) no act or thing done by Landlord or any of its agents, representatives or employees and no agreement accepting a surrender of any or all of the Leased Property shall be valid unless the same be made in writing and executed by Landlord;

                  (b) Landlord may (i) demand that Tenat, and Tenant shall upon the written demand of Landlord, return the Leased Property promptly to Landlord in the manner and condition as if the Leased Property were being returned at the end of the Term, and Landlord shall not be liable for the reimbursement of Tenant for any costs and expenses incurred by Tenant in connection therewith, and (ii) without prejudice to any other remedy which Landlord may have for possession of the Leased Property, enter upon the Leased Property and take immediate possession of (to the exclusion of Tenet) the Leased Property and expel or remove Tenant and any other person who may be occupying the same, by summary proceedings or otherwise, all without liability to Landlord for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Landlord's other damages, Tenant shall be responsible for the reasonably necessary costs and expenses of reletting, including without limitation, brokers fees, tenant improvements and inducements for new tenants, security costs, expenses of the lender, prepayment or other penalties under any note or mortgage and the costs of any repairs made by Landlord.

                  (c) Except as Landlord may otherwise be required by law, Landlord may hold, keep idle or lease to others the property as Landlord in its sole discretion may determine, free and clear of any rights of Tenant and without any duty to account to Tenant with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that Tenant's obligation to pay base rent from and after the occurrence of an Event of Default shall be reduced by the net proceeds, if any, received by Landlord from leasing the Leased Property to any person, or allowing any person to use the Leased Property, other than Tenant for the same periods or any portion thereof;

                  (d) Landlord may retain and apply against Landlord's damages all sums which Landlord would, absent such Event of Default, be required to pay to, or turn over to, Tenant pursuant to the terms of this Lease; or

                  (e) Landlord may exercise any other right or remedy that may be available to it by law or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof including without limitation, the right to sue for and collect the present value of all future base rent from date of termination for the balance of the Term (if the Lease had not been terminated) discounted monthly at the annual rate then in effect as the Discount Rate of the Federal Reserve Bank of New York. Separate suits may be brought to collect any such damages for any period or periods with respect to which rent shall have accrued, and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent periods, or Landlord may defer any such suit until after the expiration of the base Term or the then current renewal Term, in which event such suit shall be deemed not to have accrued until the expiration of the base Term, or the then current renewal Term.

         16.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering any Leased Property. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five percent (5.00%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant.

         16.4 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty
                  (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation, provided, however that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes same to completion. Tenant agrees that any such mortgagee or deed of trust holder shall have the right to cure such default on behalf of Landlord within thirty (30) calendar days after receipt of such notice.

17.0     MISCELLANEOUS

         17.1     Estoppel Certificate.

                  (a)      Tenant shall at any time upon not less than twenty
                           (20) days prior written notice from Landlord, execute, and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of any Leased Property.

                  (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

                  (c) Landlord shall execute such estoppel certificates, upon twenty (20) days written notice from Tenant, as Tenant may request from time to time. Landlord's failure to deliver such statement within such time shall be conclusive upon Landlord (i) that this Lease is in full force and effect, without modification except as may be represented by Tenant, (ii) that there are no uncured defaults in Tenant's performance and (iii) that not more than one month's rent has been paid in advance.

         17.2     Transfer of Landlord's Interest.

                  (a) In the event of a bona fide sale or conveyance by Landlord of Landlord's interest in any Leased Property or in any other property in which any Premises may be a part, other than a transfer for security purposes only, if Landlord is not in default under any provisions of this Lease, Landlord shall be relieved from and after the date specified in any such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord with respect to the transferred Leased Property, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of the Landlord and provided Landlord's assignee assumes all such obligations. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee.

                  (b) Tenant acknowledges notice from Landlord of its intent to enter into a Purchase Agreement for the sale of the subject property to William C. Knapp as Trustee of the William C. Knapp Revocable Trust or its assigns. Should said sale be completed, Landlord acknowledges herein its agreement to pay to said Purchaser the sum of $1,984,162.00 payable in the event that Tenant does not exercise its first option to renew this Lease for the first additional five (5) year term for any reason other than default of Landlord or Landlord's election to terminate the Lease under the provisions of Paragraph 12.0. However, should this Lease be terminated by Tenant under the provisions relating to condemnation found in Paragraph 13.0 herein, Tenant's payment required herein shall be reduced by an amount equal to the difference between $5,200,000.00 purchase price paid by Landlord and the amount received from the condemning authority. No reduction shall be made in the event of a casualty loss if Tenant elects to terminate this Lease pursuant to the provisions of Paragraph 12.0 or if repairs are not permitted pursuant to the application of Paragraph 12.2. This payment has been calculated and attributed to asbestos abatement costs. Payment is due on date of termination.

         17.3     Captions; Attachment; Defined Terms.

                  (a) Captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

                  (b) Exhibits attached hereto, and addendums and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

         17.4 Entire Agreement. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Leased Property. This agreement and the exhibits and attachments may be altered, amended, or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relating to the leasing of any Leased Property are merged into or revoked by this agreement.

         17.5 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         17.6 Time; Joint and Several Liability. Time is of the essence of this Lease in each and every provision hereof. All the terms, covenants, and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

         17.7 Waiver. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's express written consent to or approval of any subsequent act by the Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any succeeding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such succeeding breach at the time of acceptance of such rent.

         17.8 Surrender of Premises. The voluntary or other surrender of this Lease by the Tenant, or mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

         17.9 Holding Over. If Tenant remains in possession of all or any part of any Leased Property after the expiration of the term of this Lease, with or without the express or implied consent of the Landlord, such tenancy shall be from month to month only, and not a renewal of this Lease or an extension for any further term. In such case, rent and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Lease and such month-to-month tenancy shall be subject to every other term, covenant, and agreement contained herein. Base rent shall increase to 125% of the most recent base rent of the preceding term.

         17.10    Signs.

                  (a) Tenant shall have the right to erect such signs as it shall elect, all in accordance with legal requirements.

                  (b) Any such signs described above shall be removed at the expiration or earlier termination of the Lease at Tenant's expense and Tenant shall repair any damage to any Leased Property resulting from such removal. If Tenant fails to do so, Landlord may cause such removal and repair on Tenant's behalf at Tenant's expense.

         17.11 Reasonable Consent. Except as limited elsewhere in this Lease, wherever in this Lease Landlord and/or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed. In the event of failure to give any such consent, the other party shall be entitled to specific performance of law and shall have such other remedies as are reserved to it under this Lease.

         17.12 Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at twelve percent (12.00%) per annum from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. Payment of such interest is in addition to the late charge specified in
                  Section 16.3 of this Lease.

         17.13 Recording. Tenant shall not record this Lease without Landlord's prior express written consent. Landlord and Tenant shall, at the request of either and at Tenant's expense, execute and record a short form or memorandum of Lease.

         17.14    Costs of Suit.

                  (a) If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of any Leased Property, the prevailing party shall be entitled to an award of its reasonable attorneys' fees and costs. Such fees and costs shall include those fees and costs incurred at trial, on appeal, or in any bankruptcy proceeding.

                  (b) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or any third party against Tenant, or by or against any person holding under or using any Leased Property by license of Tenant, or for the foreclosure of any lien for labor, material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant, or of any such person, Tenant covenants to defend, indemnify, and hold Landlord harmless from any judgment rendered against Landlord or any Leased Property, or any part thereof, and all costs and expenses, including reasonable attorney fees, incurred by Landlord in or in connection with such litigation.

         17.15 Binding Effect; Choice of Law. The parties hereto agree that all provisions hereof are to be construed as both covenants, and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by the Tenant, all of the provisions hereof shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representative, assigns, and successors. This Lease shall be governed by the laws of the State of Iowa.

         17.16 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE OR ANY EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) MADE BY THE PARTIES HEREIN.

         17.17 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

         17.18 Representation of Landlord. Landlord represents and warrants that (i) it holds fee or leasehold title to the Leased Property subject to the Lease and has full power and authority to enter into this Lease; and (ii) each individual executing this Lease on behalf of Landlord represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the Landlord, and that this Lease is binding upon Landlord in accordance with its terms.

         17.19 Triple Net Lease. It is the intent of Landlord and Tenant that this Lease shall be an absolute triple-net lease, and that all costs, expenses or charges with respect to the Leased Property are the responsibility of Tenant.

         17.20 Notices. Any notice provided or permitted to be given under this Lease must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and certified, with return receipt requested, by delivering the same in person to such party, or by delivering the same by confirmed facsimile. Notice given in accordance herewith shall be effective upon the earlier of receipt at the address of the addressee or on the second (2nd) day following deposit of same in the United States mail as provided for herein, regardless of whether same is actually received. For purposes of notice, the addresses of the parties shall be as follows:

                         If to Tenant:       AmerUs Life Insurance Company
                                             ATTN:  Thomas G. Godlasky
                         611 - 5th Avenue
                                             Des Moines, Iowa  50309

                         If to Landlord:     AmerUs Properties, Inc.
                                             ATTN:  James A. McClarnon
                                             699 Walnut St., Suite 1700
                                             Des Moines, Iowa 50309

                  Either party may change its address for notice by giving ten
                  (10) days prior written notice thereof to the other party.

                                             LANDLORD: AMERUS PROPERTIES, INC.

                                             By:     /s/ James A. McClarnon
                                                --------------------------------
                                             Name/Title: James A. McClarnon,
                                                         Vice President


                                             TENANT:  AMERUS LIFE INSURANCE
                                                      COMPANY

                                             By:     /s/ Gene Harris
                                                --------------------------------
                                             Name/Title:  Gene Harris,
                                                          Vice President

STATE OF IOWA     )
                  )  ss:
COUNTY OF POLK    )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared James A. McClarnon, Vice President of AmerUs Properties, Inc., known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said AmerUs Properties, Inc.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 15th day of December 1999.



                                                     /s/ Kathleen Zimmerman
                                            ------------------------------------
         [SEAL]                             Notary Public, State of Iowa


STATE OF IOWA     )
                  )  ss:
COUNTY OF POLK    )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Gene Harris, Vice President of AmerUs Life Insurance Company, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said AmerUs Life Insurance Company.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 15th day of December 1999.



                                                     /s/ Kathleen Zimmerman
                                            ------------------------------------
         [SEAL]                             Notary Public, State of Iowa

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